UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2022

SEP ACQUISITION CORP.
(f/k/a MERCURY ECOMMERCE ACQUISITION CORP.)
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40679	86-2365445
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3737 Buffalo Speedway, Suite 1750 Houston, Texas 77098

(Address of Principal Executive Offices) (Zip Code)
(713) 715-6820
(Registrant’s telephone number, including area code)

Mercury Ecommerce Acquisition Corp.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	MEACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MEAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MEACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information reported under Item 5.03 of this Current Report on Form 8-K with respect to the Extension Amendment (defined below) is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2022, Mercury Ecommerce Acquisition Corp., a Delaware corporation (the “Company”), filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Extension Amendment”).  The Extension Amendment extended the date by which the Company must consummate a business combination from January 30, 2023 (or July 30, 2023 if the Company has executed a definitive agreement for a business combination by January 30, 2023) to July 30, 2024 (the date that is 36 months from the closing date of the Company’s initial public offering of units).  The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

On December 21, 2022, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Name Change Amendment”) to change its corporate name from “Mercury Ecommerce Acquisition Corp.” to “SEP Acquisition Corp.” (the “Company Name Change”). Additionally, the board of directors of the Company amended the Company’s Bylaws (the “Bylaws Amendment”) to reflect the Company Name Change (the “Bylaws Amendment”). The foregoing description of the Name Change Amendment and Bylaws Amendment are qualified in their entirety by reference to the full text of the Name Change Amendment and Bylaws Amendment, copies of which are attached hereto as Exhibits 3.2 and 3.3, respectively, and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 20, 2022, the Company held a special meeting of stockholders (the “Special Meeting”).  At the close of business on the record date of the Special Meeting, there were 18,041,500 outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) (including those shares held as a constituent part of the Company’s units), and 4,510,375 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).  A total of 17,294,553 shares of Common Stock, representing approximately 76.7% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum.  At the Special Meeting, the Company’s stockholders approved the Extension Amendment, extending the date by which the Company must consummate a business combination from January 30, 2023 (or July 30, 2023 if the Company has executed a definitive agreement for a business combination by January 30, 2023) to July 30, 2024 (the “Extension Amendment Proposal”).  The Extension Amendment Proposal is described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on November 30, 2022.

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
15,419,259	1,875,294	0	0

Stockholders holding 16,737,241 shares of the Company’s Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account.  As a result, approximately $170.4 million ($10.18 per share) will be removed from the Company’s trust account to pay such holders, and approximately $13.8 million will remain in the trust account.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation (Extension Amendment)

3.2	Amendment to Amended and Restated Certificate of Incorporation (Name Change Amendment)

3.3	Amendment to Bylaws

104	Cover Page Interactive Date File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEP Acquisition Corp. (f/k/a Mercury Ecommerce Acquisition Corp.)

Date: December 21, 2022	By:	/s/ R. Andrew White
	Name:	R. Andrew White
	Title:	President and Chief Executive Officer